Exhibit 10.14

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made as of the 21st day of June, 2006, by and by and between EagleBank, a Maryland corporation (“Eagle”), and Susan G. Riel (“Riel”).

RECITAL

The parties desire to amend as set forth herein the Employment Agreement dated January 13, 2004 entered into by the parties (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the premises the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to modify, amend and/or supplement the Employment Agreement as hereinafter set forth:

1.             Section 2.1 of the Employment Agreement is hereby deleted in its entirety and the following is substituted therefor:

“2.1         Position.  Eagle hereby employs Riel to serve as Chief Operating Officer of Eagle.”

2.             Section 3.1 of the Employment Agreement is hereby deleted in its entirety and the following is substituted therefor:

“3.1 Nature and Substance. Riel shall report directly to and shall be under the direction of the Chief Executive Officer of Eagle. The specific powers and duties of Riel shall be established, determined and modified by and within the discretion of the Board.”

3.             All provisions of the Employment Agreement not modified, amended and/or supplemented hereby, are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written.

EagleBank	Susan G. Riel

By:
Title:	Susan G. Riel

Eagle Bancorp, Inc.

By:
Title: